Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Tuesday, March 7, 2017 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, March 6, 2017 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the fourth quarter and the year ended December 31, 2016.

FOURTH QUARTER 2016 HIGHLIGHTS

▪	$0.31 per share common dividend declared.

▪	GAAP net loss of $38.3 million, or $0.92 per basic and diluted share.

▪	Core earnings plus drop income of $22.1 million, or $0.52 per basic and diluted share.[1,2]

▪	2.74% annualized net interest spread on our investment portfolio.[1,4]

▪	Constant prepayment rate (CPR) on the Company’s Agency RMBS portfolio of 11.9% for the quarter.

▪	$10.27 per share net book value as of December 31, 2016, net of fourth quarter common dividend.

▪	Economic return on book value was (7.8)%[1,3] for the quarter.

▪	5.0x leverage as of December 31, 2016.

FULL YEAR 2016 HIGHLIGHTS

▪	$1.38 per share common dividend declared.

▪	GAAP net loss of $25.0 million, or $0.61 per basic and diluted share.

▪	Core earnings plus drop income of $59.1 million, or $1.41 per basic and diluted share.[1,2]

▪	2.06% annualized net interest spread on our investment portfolio.[1,4]

▪	Economic return on book value was (4.6)%[1,3] for the year.

1  Non – GAAP measure.
2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings. Drop income was approximately $4.3 million and $9.5 million for the three months and the year ended December 31, 2016, respectively.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4  Includes interest-only securities accounted for as derivatives, total return swap and the cost of interest rate swaps.

MANAGEMENT COMMENTARY

"2016 was another challenging year for the fixed income markets, generating high interest rate volatility and fluctuating asset values against a backdrop of ever changing investor sentiment, and the fourth quarter proved to be no exception. However, I am pleased to report that we generated solid core earnings both in the fourth quarter and for the full year, more than covering our dividend in both instances,” said Jennifer Murphy, Chief Executive Officer of the Company. “We remained focused on our long-term goal of generating a strong total return for our shareholders through attractive dividends derived from sustainable core earnings and appreciation in the value of our portfolio. Our fourth quarter dividend of $0.31 per share and $1.38 for the year reflects our commitment to those goals. While we experienced a decline in our book value in the fourth quarter we continue to reposition our portfolio for greater stability.”

Anup Agarwal, Chief Investment Officer of the Company, commented, "The unexpected results of the presidential election in November 2016, triggered a repricing in the financial markets as investors became more optimistic that U.S. economic growth will accelerate, based on anticipated stimulative fiscal policy comprised of tax cuts, infrastructure spending and de-regulation. This optimism led to a risk-on investor sentiment and exerted upward pressure on interest rates and had a negative impact on Agency RMBS pricing. For the quarter, we generated core earnings plus drop income of $0.52, a significant increase of 49% over the third quarter. However, the increasing interest rates and volatility contributed to the overall decline in our book value for the fourth quarter. Subsequent to year-end and through February our book value has improved, as interest rates have stabilized and credit spreads have tightened against an ongoing favorable outlook for residential and commercial real estate markets.”

Mr. Agarwal concluded, "We believe our portfolio is well positioned to generate attractive risk-adjusted returns for our shareholders. Agency and Non-Agency CMBS, Whole-Loans (residential and commercial), CMBS and GSE CRT investments continue to look particularly appealing on a risk-adjusted basis. We will continue to remain nimble in our capital allocation, in order to capture total return opportunities within our broad investable universe in the fixed-income and mortgage markets.”

FOURTH QUARTER 2016 RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	December 31, 2016	September 30, 2016

Net Interest Income	$26,725	$21,469
Other Income (Loss):
Realized gain (loss) on sale of investments, net	(17,023)	1,439
Other than temporary impairment	(10,155)	(4,978)
Unrealized gain (loss), net	(64,678)	15,292
Gain (loss) on derivative instruments, net	32,479	6,121
Other, net	338	(60)
Other Income (loss)	(59,039)	17,814
Total Expenses	5,065	4,762
Income (loss) before income taxes	(37,379)	34,521
Income tax provision (benefit)	917	2,239
Net income (loss)	$(38,296)	$32,282

Net income (loss) per Common Share – Basic/Diluted	$(0.92)	$0.77
Non-GAAP Results
Core earnings plus drop income(1)	$22,051	$14,838
Core earnings plus drop income per Common Share – Basic/Diluted	$0.52	$0.35
Weighted average yield(2)	4.80%	4.28%
Effective cost of funds(3)	2.06%	2.43%
Annualized net interest spread(2)(3)	2.74%	1.85%
Annualized CPR on Agency RMBS	11.9%	11.4%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives, foreign currency swaps and total return swaps.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.

PORTFOLIO COMPOSITION

As of December 31, 2016, the Company owned an aggregate investment portfolio equaling $2.8 billion in market value. The following table sets forth additional information regarding the Company’s portfolio as of December 31, 2016:

Investment Portfolio (dollars in thousands)	Coupon	Principal Balance	Amortized Cost	Fair Value
Agency
30-year fixed rate	3.0%	$94,971	$95,587	$94,454
	3.5%	80,018	84,555	82,937
	4.0%	337,106	365,916	357,357
	4.5%	313,477	336,565	341,176
	5.0%	48,640	54,633	54,289
	5.5%	1,959	2,247	2,180
	6.0%	2,428	2,704	2,814
20-year fixed rate	3.5%	115,659	121,753	120,379
	4.0%	355,316	374,963	378,091
Agency RMBS IOs and IIOs(1)	3.1%	N/A	33,767	36,293
Agency CMBS	2.6%	377,286	361,903	363,664
Agency CMBS IOs and IIOs(2)	1.1%	N/A	8,800	7,960
Subtotal Agency	3.3%	1,726,860	1,843,393	1,841,594
Non-Agency
Non-Agency RMBS	4.5%	340,759	232,066	241,041
Non-Agency RMBS IOs and IIOs(3)	5.5%	N/A	57,911	67,201
Non-Agency CMBS	5.0%	473,024	385,801	358,919
Subtotal Non-Agency	5.0%	813,783	675,778	667,161
Residential Whole-Loans	4.8%	187,765	188,537	192,136
Securitized Commercial Loan(5)	9.0%	25,000	25,000	24,225
Other Securities(4)	8.2%	44,838	68,085	67,762
Total Portfolio	4.0%	$2,798,246	$2,800,793	$2,792,878

(1)  Includes $15.0 million of amortized cost and $16.5 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(2)  Includes $8.6 million of amortized cost an $7.7 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.
(3)  Includes $2.2 million of amortized cost and $3.1 million of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(4)  Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $23.1 million.
(5)  The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a
CMBS Securitized Trust.

PORTFOLIO FINANCING AND HEDGING

Financing

At December 31, 2016, the Company financed its portfolio with $2.2 billion of borrowings under master repurchase agreements with 20 of its 27 approved counterparties, bearing fixed interest rates with maturities of six months or less. The following table sets forth additional information regarding the Company’s portfolio financing as of December 31, 2016 (dollars in thousands):

Repurchase Agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$1,427,674	0.96%	38
Agency CMBS	56,365	1.07%	46
Non-Agency RMBS	218,712	2.53%	28
Non-Agency CMBS	255,656	2.55%	30
Whole-Loans and securitized commercial loan	161,181	2.91%	9
Other Securities	36,056	2.32%	17
Total	$2,155,644	1.48%	34

Hedging

The Company has entered into $3.0 billion notional value of pay-fixed interest rate swaps, excluding forward starting swaps of $1.7 billion (approximately 4.5 months forward), which have variable maturities between October 2, 2017 and February 12, 2044, and $2.7 billion notional value of pay-variable interest rate swaps, which have variable maturities between February 5, 2020 and February 5, 2045.

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of December 31, 2016:

Fixed Pay Rate Swap Transactions
(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)
1 year or less	$105,900	0.8%	0.8%	0.8
Greater than 1 year and less than 3 years	993,000	1.2%	0.9%	1.4
Greater than 3 years and less than 5 years	1,861,700	1.9%	0.9%	3.9
Greater than 5 years	1,701,600	3.1%	0.9%	10.5
Total	$4,662,200	2.1%	0.9%	5.7

Variable Pay Rate Swap Transactions
(dollars in thousands)
Remaining Term to Maturity	Notional Value	Average Variable Pay Rate	Average Fixed Receive Rate	Average Maturity (Years)
Greater than 3 years and less than 5 years	$1,811,400	0.9%	1.4%	3.7
Greater than 5 years	871,000	0.9%	2.2%	12.3
Total	$2,682,400	0.9%	1.7%	6.5

The Company also utilizes U.S. Treasury futures to mitigate exposure to changes in interest rates. As of December 31, 2016, the Company had a net short position U.S. Treasury futures with a notional value of $119.4 million and a fair value in a liability position of $2.4 million.

DIVIDEND

On December 22, 2016, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $14.06 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, March 7th, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the fourth quarter and year ended December 31, 2016.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage

Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10100227 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through March 21, 2017 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10100227. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio assets consisting of Agency RMBS, Non-Agency RMBS, CMBS, ABS, Residential and Commercial Whole-Loans and other financial assets. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)

	December 31, 2016	December 31, 2015
Assets:
Cash and cash equivalents	$46,172	$24,711
Mortgage-backed securities and other securities, at fair value ($2,261,430 and $2,777,717 pledged as collateral, at fair value, respectively)	2,576,517	2,851,127
Residential Whole-Loans, at fair value ($192,136 and $218,538 pledged as collateral, at fair value, respectively)	192,136	218,538
Securitized commercial loan, at fair value	24,225	25,000
Investment related receivable	33,600	572
Accrued interest receivable	18,812	22,621
Due from counterparties	243,585	249,563
Derivative assets, at fair value	20,571	21,915
Other assets	398	382
Total Assets (1)	$3,156,016	$3,414,429
Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements, net	$2,155,644	$2,585,667
Securitized debt, at fair value	10,659	11,000
Accrued interest payable	16,041	20,431
Investment related payables	341,458	66,146
Due to counterparties	740	9,950
Derivative liability, at fair value	182,158	180,177
Accounts payable and accrued expenses	3,255	2,078
Payable to affiliate	2,584	3,019
Dividend payable	12,995	24,313
Total Liabilities (2)	2,725,534	2,902,781
Commitments and contingencies
Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 41,919,801 shares issued and outstanding, respectively	419	419
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Additional paid-in capital	765,042	763,283
Retained earnings (accumulated deficit)	(334,979)	(252,054)
Total Stockholders’ Equity	430,482	511,648
Total Liabilities and Stockholders’ Equity	$3,156,016	$3,414,429

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)

	December 31, 2016	December 31, 2015
(1) Assets of consolidated VIEs included in the total assets above:
Residential Whole-Loans, at fair value ($192,136 and $218,538 pledged as collateral, at fair value, respectively)	$192,136	$218,538
Securitized commercial loan, at fair value	24,225	25,000
Investment related receivable	1,241	—
Accrued interest receivable	1,622	1,836
Total assets of consolidated VIEs	$219,224	$245,374
(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, at fair value	$10,659	$11,000
Accrued interest payable	85	85
Accounts payable and accrued expenses	2	2
Total liabilities of consolidated VIEs	$10,746	$11,087

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)

	Three Months Ended(1)				The Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2016
Net Interest Income
Interest income	$35,764	$29,154	$29,220	$29,618	$123,756
Interest expense	9,039	7,685	7,727	7,979	32,430
Net Interest Income	26,725	21,469	21,493	21,639	91,326
Other Income (Loss)
Realized gain (loss) on sale of investments, net	(17,023)	1,439	(352)	(6,055)	(21,991)
Other than temporary impairment	(10,155)	(4,978)	(6,356)	(10,797)	(32,286)
Unrealized gain (loss), net	(64,678)	15,292	21,510	10,769	(17,107)
Gain (loss) on derivative instruments, net	32,479	6,121	(14,165)	(45,170)	(20,735)
Other, net	338	(60)	234	(332)	180
Other Income (Loss)	(59,039)	17,814	871	(51,585)	(91,939)
Expenses
Management fee to affiliate	2,503	2,604	2,588	2,753	10,448
Other operating expenses	236	188	183	438	1,045
General and administrative expenses
Compensation expense	768	868	649	737	3,022
Professional fees	867	723	1,222	2,002	4,814
Other general and administrative expenses	691	379	419	428	1,917
Total general and administrative expenses	2,326	1,970	2,290	3,167	9,753
Total Expenses	5,065	4,762	5,061	6,358	21,246
Income (loss) before income taxes	(37,379)	34,521	17,303	(36,304)	(21,859)
Income tax provision (benefit)	917	2,239	—	—	3,156
Net income (loss)	$(38,296)	$32,282	$17,303	$(36,304)	$(25,015)
Net income (loss) per Common Share – Basic	$(0.92)	$0.77	$0.41	$(0.88)	$(0.61)
Net income (loss) per Common Share – Diluted	$(0.92)	$0.77	$0.41	$(0.88)	$(0.61)
Dividends Declared per Share of Common Stock	$0.31	$0.31	$0.31	$0.45	$1.38

(1) Consolidated Statement of Operations for the each of the three months ended March 31, 2016, June 30, 2016 September 30, 2016 and December 31, 2016 are unaudited.

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(Unaudited)
(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for each of the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016 and the year ended December 31, 2016:

	Three Months Ended				The Year Ended
(dollars in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2016
Net Income (loss) – GAAP	$(38,296)	$32,282	$17,303	$(36,304)	$(25,015)
Provision for income tax	917	2,239	—	—	3,156
Net income (loss) before provision for income tax	(37,379)	34,521	17,303	(36,304)	(21,859)

Adjustments:
Investments:
Unrealized (gain) loss on investments and securitized debt	64,678	(15,292)	(21,510)	(10,769)	17,107
Other than temporary impairment	10,155	4,978	6,356	10,797	32,286
Realized (gain) loss on sale of investments	17,023	(1,439)	352	6,055	21,991
Realized (gain) loss on foreign currency transactions	(167)	149	638	(521)	99
Unrealized (gain) loss on foreign currency transactions	20	195	(651)	1,095	659

Derivative Instruments:
Net realized (gain) loss on derivatives	3,962	14,242	995	(26,716)	(7,517)
Unrealized (gain) loss on derivatives	(40,938)	(26,054)	7,572	64,555	5,135

Non-cash stock-based compensation expense	348	433	346	572	1,699
Total adjustments	55,081	(22,788)	(5,902)	45,068	71,459
Core Earnings – Non-GAAP	$17,702	$11,733	$11,401	$8,764	$49,600
Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP	$0.42	$0.28	$0.27	$0.21	$1.18
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP	$0.42	$0.28	$0.27	$0.21	$1.18
Basic weighted average common shares and participating securities	41,971,600	41,970,108	41,956,898	41,950,076	41,962,318
Diluted weighted average common shares and participating securities	41,971,600	41,970,108	41,956,898	41,950,076	41,962,318

Reconciliation of Interest Income and Effective Cost of Funds
(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the each of the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016 and the year ended December 31, 2016:

	Three Months Ended				The Year Ended
(dollars in thousands)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2016
Coupon interest income	$37,658	$34,944	$36,171	$38,399	$147,172
Premium amortization, discount accretion and amortization of basis, net	(1,894)	(5,790)	(6,951)	(8,781)	(23,416)
Interest income	$35,764	$29,154	$29,220	$29,618	$123,756
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	3,035	3,503	3,464	4,146	14,148
Amortization of basis (Non-GAAP Financial Measure)	(2,508)	(2,827)	(2,720)	(3,383)	(11,438)
Contractual interest income, net on Foreign currency swaps(1)	15	61	94	113	283
Contractual interest income, net on Total return swaps(1)	285	308	307	221	1,121
Subtotal	827	1,045	1,145	1,097	4,114
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and other derivative instruments - Non-GAAP Financial Measure	$36,591	$30,199	$30,365	$30,715	$127,870

(1)                Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

The following tables reconcile the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for each of the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016:

	Three Months Ended
	December 31, 2016		September 30, 2016		June 30, 2016		March 31, 2016
(dollars in thousands)	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$9,039	1.30%	$7,685	1.29%	$7,727	1.30%	$7,979	1.33%
Net interest paid - interest rate swaps	5,324	0.76%	6,736	1.14%	6,743	1.14%	8,428	1.40%
Effective Borrowing Costs	$14,363	2.06%	$14,421	2.43%	$14,470	2.44%	$16,407	2.73%
Weighted average repurchase borrowings	$2,775,889		$2,365,695		$2,387,337		$2,414,531

The following tables reconcile the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for years ended December 31, 2016 and 2015:

	The Year Ended
	December 31, 2016		December 31, 2015
(dollars in thousands)	Interest	Effective Borrowing Costs	Interest	Effective Borrowing Costs
Interest expense	$32,430	1.30%	$27,605	0.82%
Net interest paid - interest rate swaps	27,231	1.10%	19,116	0.57%
Effective Borrowing Costs	$59,661	2.40%	$46,721	1.39%
Weighted average repurchase borrowings	$2,486,490		$3,357,445